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                                                                     EXHIBIT 5

October 5, 1995

Chiron Corporation
4560 Horton Street
Emeryville, CA  94608

Re:     Chiron Corporation
        Registration Statement for Offering of
        Shares of Common Stock

Ladies and Gentlemen:

In connection with your registration of 132,100 shares of the Common Stock of Chiron Corporation (the "Company") on Form S-8 under the Securities Act of 1933, as amended, I advise you that, in my opinion, when such shares have been issued and sold pursuant to the provisions of the 1989 Stock Option Plan of Viagene, Inc. and the Viagene, Inc. Amended and Restated 1993 Incentive Stock Plan, and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

I hereby consent to filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

WILLIAM G. GREEN

William G. Green
Senior Vice President and
General Counsel

WGG/cdb